SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December12, 2006

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	75-2243266
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

101 Hudson Street Jersey City, New Jersey (Address of principal executive offices)	07302 (Zip code)

Registrant’s telephone number, including area code: (201) 604-4402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Elimination of Success Fees

On December 12, 2006, Franklin Credit Management Corporation (the “Company”), its wholly-owned subsidiary Tribeca Lending Corporation (“Tribeca”) and Sky Bank entered into an Amendment (the “Amendment”) to the Master Credit and Security Agreement, dated as of October 13, 2004, as amended (the “Franklin Master Credit Facility”), between the Company and all of its subsidiaries other than Tribeca and the Master Credit and Security Agreement, dated as of February 28, 2006, as amended, among Tribeca, Sky Bank and certain subsidiaries of Tribeca (together with the Franklin Master Credit Facility, the “Master Credit Facilities”). The following summary of certain provisions of the Amendment is qualified in its entirety by reference to the complete Amendment filed as Exhibit 10.1 hereto. On December 19, 2006, the Company issued a press release announcing its entry into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to the Amendment, Sky Bank has agreed to the elimination of all success fee obligations under the Master Credit Facilities relating to term loans made before June 26, 2006, in consideration of the Company’s agreement to pay $4.5 million to Sky Bank. As a result of the Amendment, taken together with the amendment described in the Company’s Current Report on Form 8-K filed on August 8, 2006, neither the Company nor Tribeca will have any further success fee obligations upon payoff of term loans under any of their credit facilities.

Modifications to Interest Rate Margin under Sky Bank Financing Arrangements

On December 12, 2006, the Company received a letter from Sky Bank (the “December Interest Modification Letter”) modifying the Master Credit Facilities. The following summary of certain provisions of the December Interest Modification Letter is qualified in its entirety by reference to the complete letter filed as Exhibit 10.2 hereto. On December 19, 2006, the Company issued a press release announcing these modifications. A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to the December Interest Modification Letter, the interest rate payable to Sky Bank for term loans funded under the Master Credit Facilities after November 14, 2006 in respect of loans originated by Tribeca and purchases of second mortgages by the Company will be the highest Federal Home Loan Bank of Cincinnati 30-day advance rate as published daily by Bloomberg under the symbol FHL5LBRI, or “the 30 day advance rate,” plus the applicable margin as follows:

If the 30-day advance rate is	the applicable margin is
Less than 2.26%	300 basis points
2.26 to 4.50%	260 basis points
Greater than 4.50%	235 basis points

This represents a reduction of 15 basis points from the margin previously applied to advance rates of 2.26% or more.

Additionally, pursuant to the December Interest Modification Letter, the interest rate payable to Sky Bank for term loans funded under the Master Credit Facilities after November 14, 2006 in respect of purchases of first mortgages by the Company will be the 30 day advance rate, plus the applicable margin as follows:

If the 30-day advance rate is	the applicable margin is
Less than 2.26%	300 basis points
2.26 to 4.50%	225 basis points
Greater than 4.50%	200 basis points

This represents a reduction of 50 basis points from the margin previously applied to advance rates of 2.26% or more.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Master Credit and Security Agreements, dated as of December 1, 2006, between Franklin Credit Management Corporation, Tribeca Lending Corporation and Sky Bank.
10.2	Modification Letter, dated as of December 12, 2006, from Sky Bank to Franklin Credit Management Corporation.
99.1	Press Release, dated December 19, 2006, entitled “Franklin Credit Announces Additional Reductions in Borrowing Costs.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            FRANKLIN CREDIT MANAGEMENT CORPORATION

            By:  /s/ Paul D. Colasono
            Name: Paul D. Colasono
            Title:   Chief Financial Officer and
                    Executive Vice President

Date: December 19, 2006